EXHIBIT 99.1

Golden Matrix Group Reports $150M Preliminary FY 2024 Consolidated Revenue Guidance

LAS VEGAS, 13 January 2025 (Globe Newswire) – Golden Matrix Group, Inc. (Nasdaq: GMGI) (“Golden Matrix Group” or the “Company”), a leading provider of innovative gaming and technology solutions, today announced preliminary revenue estimates of $150 million for the fiscal year ended December 31, 2024, a 61% year-over-year increase over FY 2023 revenues of $93 million.

On a pro forma basis, assuming the consolidation of both Golden Matrix Group and its subsidiary Meridianbet, the combined revenues for FY 2024 would have been approximately $163 million.

In April 2024, Golden Matrix Group completed the acquisition of Meridianbet, whereby Meridianbet became the accounting acquirer. In accordance with GAAP and SEC rules, the reported 61% growth  reflects performance against Meridianbet’s FY 2023 revenues as the baseline, and as a result of these accounting principles GMGI revenues for Q1 2024 will not be included in the revenues for 2024.

Preliminary Revenue Highlights - Geographical Revenue Split

•         Americas: $5.08 million (3.36%)

•         U.K.: $21.29 million (14.06%)

•         Australia: $4.61 million (3.05%)

•         Europe (Excluding U.K.): $89.78 million (59.34%)

•         Asia: $17.86 million (11.80%)

•         Africa: $12.61 million (8.33%)

The FY 2024 results were underpinned by:

•         Strong performance across key markets

•         An expanded portfolio of sports and iGaming offerings, including the launch of a series of AI-driven products

•         Strategic market entries in South Africa, Peru and Australia, further diversifying the Company’s global footprint

These preliminary results are subject to finalization and audit. Golden Matrix Group plans to release its full audited financial results for FY 2024 in March 2025.

About Golden Matrix Group

Golden Matrix Group (GMGI), based in Las Vegas, NV, is an established B2B and B2C gaming technology company operating across multiple international markets. The B2B division of Golden Matrix develops and licenses proprietary gaming platforms, while its B2C operations, through Meridianbet, provide sports betting and gaming services across 18 regulated jurisdictions globally.

The company operates six diversified divisions, including Meridianbet, Expanse Studios, RKings Competitions, Classics for a Cause, Mex Play, and GM-AG, offering a wide range of products and services across multiple geographies.

Golden Matrix is committed to delivering cutting-edge technology and innovation to its clients and customers. For more information, visit www.goldenmatrix.com

Connect with us

ir@goldenmatrix.com

https://twitter.com/gmgi_official

https://www.instagram.com/goldenmatrixgroup/

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Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the Company to obtain the funding required to pay certain Meridianbet Group acquisition post-closing obligations, the terms of such funding, potential dilution caused thereby and/or covenants agreed to in connection therewith; potential lawsuits regarding the acquisition; dilution caused by the terms of the Note and Warrant, the Company’s ability to pay amounts due under the Note and covenants associated therewith and penalties which could be due under the Note and securities purchase agreement for failure to comply with the terms thereof; the business, economic and political conditions in the markets in which the Company operates; the effect on the Company and its operations of the ongoing Ukraine/Russia conflict and the conflict in Israel, changing interest rates and inflation, and risks of recessions; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the availability of funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock, convertible securities and/or acquisitions; the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the sellers of the Meridianbet Group hold voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products and services, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the effect of current and future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this press release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly-filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended October 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended January 31, 2024, and future periodic reports on Form 10-K and Form 10-Q. These reports are available at www.sec.gov.

ICR:

Brett Milotte

Brett.Milotte@icrinc.com

Greg Michaels

Gregory.Michaels@icrinc.com

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